Exhibit 10.8

[***] Portions of this exhibit have been redacted in compliance with Regulation S-K Item 601(a)(6).

LEASE AGREEMENT NO. 427392

dated 25.08.2021

between

LIMITED LIABILITY COMPANY
“UKRAINE TOWER COMPANY”

and

PRIVATE JOINT STOCK COMPANY
“KYIVSTAR”

Kyiv

[***] Portions of this exhibit have been redacted in compliance with Regulation S-K Item 601(a)(6).

LEASE AGREEMENT NO. 427392

Kyiv, 25.08.2021

Limited Liability Company “Ukraine Tower Company”, legal entity duly incorporated, registered and validly existing under the laws of Ukraine, legal entity identification code 44281999, located at: 53 Degtyarivska Street, Kyiv, 03113, Ukraine (hereinafter referred to as the “Lessor”), on the one hand, and

Private Joint Stock Company “Kyivstar”, legal entity duly incorporated, registered and validly existing under the current legislation of Ukraine, legal entity identification code 21673832, located at: 53 Degtyarivska Street, Kyiv, 03113, Ukraine (hereinafter referred to as the “Lessee”), hereinafter referred to as the “Parties”, each individually as the “Party”, having previously read the general requirements, compliance with which is necessary for the validity of the transaction, possessing the necessary amount of civil capacity, fully aware of the significance of their actions and in accordance with their free will, which fully corresponds to our internal will as parties to this transaction, have entered into this Lease Agreement (hereinafter referred to as the “Agreement”) as follows:

1. DEFINITIONS

1.1.	The terms to be used in this Agreement shall be understood by the Parties in the following meaning:

1.1.1.	“Acceptance Certificate” means a document, the template of which has been approved by the Parties in Annex No. 2 hereto, according to which the Lessor transfers the Leased Object(s) to the Lessee for carrying out the Activity and on the basis of which the Lessee returns the Leased Object(s) to the Lessor in accordance with the terms of this Agreement.

1.1.2.	“Lease Act” means a document, the standard form of which is agreed between the Parties in Annex No. 2 hereto, which confirms the fact of use of the Leased Object by the Lessee in the relevant Settlement Period and on the basis of which the Lessee pays the Rent to the Lessor in accordance with the terms of this Agreement.

1.1.3.	“Utilities Compensation Act” means a document, the template of which has been approved by the Parties in Annex No. 2 hereto, whereby the Parties confirm the list and cost of the Utilities consumed by the Lessee and on the basis of which the Lessee pays compensation for the cost of the consumed Utilities to the Lessor.

1.1.4.	“Active Infrastructure” means hardware, software, electronic devices, radiating devices, other equipment of the Lessee intended for routing, switching, transmitting and/or receiving signals in mobile telecommunication networks, including data transmission system, switching devices, etc. that can be simultaneously used by the Lessee and other users (telecommunication operators).

1.1.5.	“Affiliate” means any entity that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, a company of either Party. As used in this definition, “control” means the power, directly or indirectly, to manage or direct the company’s management and policy by virtue of ownership of a majority or controlling interest in the voting power of, or other ownership of shares in, such entity and/or interests in the authorized capital of such entity, pursuant to a law or contract providing for such power or voting rights.

1.1.6.	“Database” means all database, information, texts, drawings and other materials, which are presented on any media, including electronic, optical, magnetic or material media, which are transferred by one Party to the other Party in pursuance of this Agreement.

1.1.7.	“Effective Date” means the date of signing of this Agreement by the authorised representatives of the Parties.

1.1.8.	“Activity” means the Lessee’s business activities using the Leased Objects in accordance with the Purpose.

1.1.9.	“Agreement” shall mean this Lease Agreement together with annexes and additional agreements and/or agreements on amendments and/or supplements thereto, as well as any other documents in respect of which the Parties have agreed or will agree to consider them an integral part of the Agreement, provided that such agreement is agreed by the Parties in writing and signed by the authorised representatives of the Parties.

1.1.10.	“Land Plots” means the land plots on which the Facilities are located.

1.1.11.	“Utilities” means services for heating, cold and hot water supply, drainage, maintenance of the Leased Objects and the Lessor’s Territory, electricity, air conditioning, household waste and snow removal, etc.

1.1.12.	“Power Transmission Line” means a complex of the Lessor’s facilities consisting of an electric cable/wire, transformer and other auxiliary electric equipment for the transmission of electric power to the Equipment, and the rental price of which is specified in the Price List according to Annex No. 1 hereto.

[***] Portions of this exhibit have been redacted in compliance with Regulation S-K Item 601(a)(6).

1.1.13.	“Lease Location” means the area on the Facility and/or the Lessor’s Territory, measured in square metres, within which the Equipment is located in accordance with the Purpose.

1.1.14.	“New Period” means a period of seven (7) years for which the Agreement may be automatically extended from the date of expiry of the Initial Term.

1.1.15.	“Facility” means a complex consisting of an antenna-mast structure (tower, mast, etc.) and other elements of the Passive Infrastructure for placement of telecommunication equipment, where the Lessee may lease the Power Transmission Lines or all or some of the Lease Locations.

1.1.16.	“Rental Fee” means a monthly fee for the use of the Leased Object at the relevant Facility, the amount of which is set forth in Annex No. 1 hereto.

1.1.17.	“Equipment” means the Lessee’s telecommunication equipment.

1.1.18.	“Passive Infrastructure” means a complex of facilities, including structures (towers, masts, poles, containers or other technical facilities, fences, etc.), grounding, AC power lines, electricity consumption meters, fire alarm and fire extinguishing systems, etc.

1.1.19.	“Transfer Period” means the period starting from the end of the Initial Term or the New Period and lasting until the date specified by the Lessee in the Notice of Termination, but not more than 36 months.

1.1.20.	“Exit Plan” means an action plan agreed by the Parties in accordance with Clause 3.5 of the Agreement, which shall provide for the terms and obligations of the Parties to terminate the Agreement and transfer the Leased Object(s) to the Lessor.

1.1.21.	“Notice” means a notice regarding the terms of the Agreement executed and sent by the Lessee to the Lessor in accordance with Article 15 of the Agreement.

1.1.22.	“Leased Object” means the Lease Location or the Power Transmission Line.

1.1.23.	“Notice of Termination” means the Lessee’s notice regarding the terms and conditions of termination of the Agreement, executed and sent by the Lessee to the Lessor in accordance with Article 15 of the Agreement.

1.1.24.	“Initial Term” means the period of the Agreement, which starts from the Effective Date and is valid for 7 (seven) years.

1.1.25.	“Lessee’s Offer” means the Lessee’s request to the Lessor to transfer the Leased Objects for the Lessee’s use, executed in accordance with Article 15 of the Agreement.

1.1.26.	“Settlement Period” means one calendar month, which begins on the 1st day of the current calendar month and ends on the last day of the respective current calendar month.

1.1.27.	“Agreement Term” means the period of time starting from the Effective Date and ending at the time specified in this Agreement.

1.1.28.	“Lease Term” means the period specified in the Agreement, during which the Lessor provides and the Lessee takes into temporary paid use the Leased Object, and which begins from the moment the Parties sign the relevant Acceptance Certificate for acceptance of the Leased Object and ends at the moment the Parties sign the relevant Acceptance Certificate for return of the Leased Object.

1.1.29.	“Lessor’s Territory” means the area around the Facilities where the Lessee may lease the Power Transmission Lines and/or all or part of the Lease Locations.

1.1.30.	“Purpose” means the use of the Leased Objects for the purpose of providing telecommunication services to consumers.

1.2.	Terms not defined by the Parties in this Agreement shall be interpreted in accordance with Article 213 of the Civil Code of Ukraine.

1.3.	In addition to the terms specified in this section, any other terms and their definitions may be contained in other sections of this Agreement. In this case, regardless of whether the terms and their definitions are contained in this section or another section of this Agreement, they shall apply to the entire Agreement as a whole.

[***] Portions of this exhibit have been redacted in compliance with Regulation S-K Item 601(a)(6).

2. SUBJECT MATTER OF THE AGREEMENT

2.1.	In accordance with the procedure and on the terms of this Agreement, the Lessor shall transfer and the Lessee shall accept for fixed-term paid use (lease) the Leased Objects and shall pay the Lessor the Rental Fee in accordance with the procedure and on the terms provided for by this Agreement.

2.2.	The Leased Objects shall be used throughout the entire Lease Term.

2.3.	During the Agreement Term, the risk of accidental damage or destruction of the Leased Objects shall be borne by the Lessor.

2.4.	The replacement cost of the Leased Object (including its indexation) is determined in accordance with the carrying amount of the Lessor’s relevant assets.

3. LEASE TERM AND AGREEMENT TERM

3.1.	The Leased Objects shall be leased in accordance with the procedure and on the terms of this Agreement for the Lease Term, which shall commence on the date of transfer of the Leased Object and shall be valid until the date of its return, which shall be recorded in the relevant Acceptance Certificates. The Lease Term may not exceed the Agreement Term.

3.2.	This Agreement shall be valid from the Effective Date and, except for early termination of the Agreement in accordance with the terms of this Agreement, until:

3.2.1.	the end of the Transfer Period, after the expiry of the Initial Term, if the Agreement is not automatically extended in accordance with Clause 3.3 of the Agreement; or

3.2.2.	the end of the Transfer Period, after the expiry of each New Period.

3.3.	The Parties have agreed that this Agreement shall be automatically extended for a New Period of 7 (seven) years on the same terms and conditions as set forth herein, except in the event that the Lessee sends the Lessor a Notice of Termination of the Agreement at least 12 (twelve) months prior to the expiration of the Initial Period or the current New Period. Automatic renewal of this Agreement shall not require any additional actions by the Parties, including signing of additional agreements or contracts.

3.4.	Automatic renewal of this Agreement in accordance with Clause 3.3 of the Agreement shall apply to all Leased Objects leased by the Lessee as of the date of renewal of the Agreement.

3.5.	During the Transfer Period, but not later than two (2) months after its commencement, the Lessee shall send the Lessor a draft Exit Plan. The Lessor shall, within 20 (twenty) calendar days from the date of receipt of the draft Exit Plan, sign it or respond with a counter-proposal on the new terms of the Exit Plan. If the Lessor fails to respond or sign the Exit Plan within 20 days, the Exit Plan shall be deemed agreed by the Parties.

4. TRANSFER OF LEASED OBJECTS TO THE LESSEE

4.1.	In order to receive the respective Leased Objects for use, the Lessee shall send the Lessee’s Offer to the Lessor with the list of Leased Objects that the Lessee wishes to receive into use. The Lessor shall, not later than 20 (twenty) calendar days from the date of receipt of the Lessee’s Offer, send to the Lessee a response on the approval of the date and conditions of transfer of the requested Leased Objects or a reasonable refusal to transfer them to the Lessee. In case the Lessor does not respond to the Lessee’s Offer within the period specified in this Clause, the Leased Objects specified in the Lessee’s Offer shall be deemed to be approved by the Lessor for transfer to the Lessee, and the Lessor shall transfer the Leased Objects within 5 (five) business days from the expiration of the period for the Lessor’s response to the Lessee’s Offer.

4.2.	The Lessor undertakes to transfer the relevant Leased Objects on the day the Parties conclude the relevant Acceptance Certificate, and the Lessee undertakes to accept such Leased Objects and sign the relevant Acceptance Certificates.

4.3.	The obligation to draw up the Acceptance Certificate shall be borne by the Lessor. The Leased Object shall be transferred to the Lessee from the Lessor in proper and suitable technical condition, on the terms and conditions specified in this Agreement and the relevant Acceptance Certificate, which shall specify the requirements for the Leased Object parameters.

[***] Portions of this exhibit have been redacted in compliance with Regulation S-K Item 601(a)(6).

4.4.	The transfer of the Leased Object to the Lessee shall also include the transfer of the keys to the entrance door, fence, cards for passing through the security or access system (if any).

4.5.	The Leased Object shall be deemed to be transferred by the Lessor to the Lessee, and the Lessee shall acquire the lease right from the date of signing the Acceptance Certificate by the authorised representatives of the Parties.

4.6.	In case of transfer of separate Lease Locations at the same Facility to the Lessee, the telecommunication equipment of other lessees may be placed at such Facility in addition to the Equipment, provided that such placement does not interfere and/or impede the normal functioning of the Equipment.

4.7.	In case of transfer of all existing Lease Locations at one Facility to the Lessee, it is not possible to place telecommunication equipment of other lessees at such Facility due to placement of the Equipment.

5. AGREEMENT PRICE

5.1.	Price of the Agreement. The price of this Agreement shall consist of the total amount of the Rental Fee and other payments, in accordance with the terms of this Agreement, to be made by the Lessee during the Agreement Term.

5.2.	The amount of the Rental Fee. The Rental Fee for the Settlement Period shall be the sum of the Rental Fee for all Leased Objects transferred into lease by the Lessor to the Lessee under the Acceptance Certificates. The price of each Leased Object is set forth in Annex No. 1 hereto. The Rental Fee for the use of the Leased Object for an incomplete Settlement Period shall be determined in proportion to the actual number of calendar days of use of the Leased Object by the Lessee during the Settlement Period in accordance with the signed Acceptance Certificates for the Leased Objects.

5.3.	The Parties agree that the Rental Fee shall include the Lessor’s expenses for inspection of the Facilities and Leased Objects and, if necessary, bringing the technical condition of the Facility, Passive Infrastructure and Leased Objects into compliance with the requirements (including, but not limited to, reinforcement of the antenna and mast structure as part of the improvement of the Leased Object in accordance with Section 8 hereof) for the Lessee’s use of the Leased Object in accordance with its Purpose. Such actions shall be performed by the Lessor at its own risk and expense.

5.4.	Depreciation on the Leased Objects shall be calculated by the Lessor in accordance with the applicable law.

5.5.	The change in the amount of the Rental Fee specified in Annex No. 1 to this Agreement is possible only starting from 01 January 2023, once a year, starting from January of each lease year, due to changes in the officially established inflation index, but not more than 5% of the current year’s Rental Fee at the time of the revision. The amount of the Rental Fee shall be changed by adjusting the amount of the monthly Rental Fee for December of the previous year subject to the relevant annual inflation index, except in cases of deflation. The amount of the Rental Fee may be changed only by mutual agreement of the Parties by entering into a relevant additional agreement to the Agreement, as well as by court decision in cases expressly provided for by the current legislation of Ukraine.

5.6.	The Parties have agreed that the Rental Fee shall include all taxes, duties and any other mandatory payments payable in accordance with the current legislation of Ukraine, if any, or payable at any time in the future. The Parties expressly agree that the Lessor shall pay the land tax/rental fee for the Land Plots at its own expense, except in cases where the payment of the land tax/rental fee for the Land Plots is the obligation of a third party on whose land plot/building the respective Facility is located. The Parties expressly agree that the Lessee shall not be liable to the Lessor for payment and/or compensation (reimbursement, etc.) of the land tax or land rent.

5.7.	The cost of Utilities shall not be included in the amount of the Rental Fee and shall be reimbursed separately on the basis of the Utilities Compensation Act signed by the Parties. The Lessor shall provide documents to the Utilities Compensation Act confirming the costs incurred by the Lessor for the payment of the Utilities (invoices issued by the relevant service provider, owner of the networks and/or territory where the relevant facility with the Leased Object is located, service acceptance/transfer certificate, meter readings, etc.)

5.8.	The Lessor shall independently and at its own expense maintain and service the Facilities.

5.9.	The Parties agree that in case the Lessee provides its Active Infrastructure at the respective Lease Location for common use by third parties (users/telecommunication operators), the Lessee shall pay the Lessor the amount of the Rental Fee, which according to the Price List set forth in Annex No. 1 hereto corresponds to the number of users (telecommunication operators) of the Active Infrastructure.

[***] Portions of this exhibit have been redacted in compliance with Regulation S-K Item 601(a)(6).

6. PROCEDURE FOR ACCRUAL AND MAKING PAYMENTS

6.1.	All payments provided for in this Agreement shall be made in non-cash form by bank transfer from the Lessee’s current account to the Lessor’s current account.

6.2.	The payment currency is the Ukrainian hryvnia.

6.3.	The obligation to pay shall be deemed fulfilled by the Lessee when the relevant funds are debited by the bank from the Lessee’s account for the purpose of making the payment under this Agreement.

6.4.	The Rental Fee shall be charged on a monthly basis from the date of transfer of the Leased Objects by the Lessor to the Lessee and signing of each respective Acceptance Certificate by the Parties until the Lessee returns the Leased Objects to the Lessor and the Parties sign the respective Acceptance Certificate on such return.

6.5.	The Rental Fee for the Settlement Period shall be paid by the Lessee on a monthly basis within 15 (fifteen) calendar days from the date of signing of the relevant Lease Act by the authorised representatives of both Parties, for which purpose:

6.5.1.	The Lessor shall send to the Lessee by e-mail and/or other means of communication in accordance with Section 15 hereof the Lease Act and an Excel file with the list of Leased Objects and the calculation of the Rental Fee for the relevant Settlement Period no later than the first (1st) day of the month following the Settlement Period.

In case of fair and justified disagreement (objections) of the Lessee with any data provided by the Lessor in the Excel file with the list of Leased Objects and/or in the relevant Lease Act, the Lessee shall, within 3 (three) calendar days from the date of its receipt, notify the Lessor in writing of errors and objections in the data provided by the Lessor. In this case, the Parties shall conduct an additional data reconciliation, the results of which shall be taken into account by the Lessor in the next Settlement Period, provided that the objections made by the Lessee are justified and documented, and in the current period the Parties shall draw up the relevant Lease Act without taking into account the results of such data reconciliation (based on the data initially provided by the Lessor).

6.5.2.	The Parties shall sign the Lease Act within a period not exceeding 5 (five) business days from the date of provision of such Lease Act by the Lessor.

6.6.	At the request of either Party, the other Party shall, within the reasonable time agreed by the Parties (such agreement shall not be delayed or otherwise unreasonably postponed), reconcile the mutual settlements under this Agreement.

6.7.	Details of the Parties:

6.7.1.	Details of the Lessee:

PrJSC Kyivstar

TIN [***];

EDRPOU code [***];

Account No. [***];

Bank: [***].

As of the date of conclusion of this Agreement, the Lessee is a corporate income tax payer on general terms.

6.7.2.	Details of the Lessor:

LLC Ukraine Tower Company

TIN [***];

EDRPOU code [***];

IBAN account: [***];

Bank: [***].

As of the date of conclusion of this Agreement, the Lessor is a corporate income tax payer on general terms.

6.8.	During the Transfer Period, the Lessee shall continue to lease the Leased Object and pay the Rental Fee, except for those Leased Objects that will be returned to the Lessor on the basis of the relevant Acceptance Certificate in accordance with the Exit Plan.

6.9.	The Lessee shall pay the Lessor’s expenses for Utilities from the date of signing the relevant Acceptance Certificate until the date of actual return by the Lessee of the Lease Locations to the Lessor under the relevant Acceptance Certificate, based on the Utilities Compensation Acts signed by the Parties.

6.10.	The compensation of the Lessor’s expenses for the payment of the Utilities shall be paid by the Lessee within 15 (fifteen) calendar days from the date of signing the Utilities Compensation Act.

[***] Portions of this exhibit have been redacted in compliance with Regulation S-K Item 601(a)(6).

6.10.1.	The Utilities Compensation Act shall be provided by the Lessor to the Lessee no later than the 1 (first) day of the month inclusive following the Settlement Period. Within the same period, the Lessor shall send to the Lessee by e-mail or other means of communication specified in Section 15 of the Agreement the calculation of the Utilities in the form of an Excel file and copies of documents confirming the costs incurred by the Lessor for the payment of the Utilities (invoices issued by the relevant service provider, owner of the networks and/or territory where the relevant Facility with the Leased Object is located, the act of acceptance/transfer of services, meter readings, etc.)

In case of fair and justified disagreement (objections) of the Lessee with the data provided by the Lessor in the Utilities Compensation Act and/or Excel file with the calculation of the Utility Services, the Lessee shall, within 3 (three) calendar days from the date of its receipt, notify the Lessor in writing of errors and objections in the data provided by the Lessor. In this case, the Parties shall conduct an additional data reconciliation, the results of which shall be taken into account by the Lessor in the next Settlement Period, and in the current period, provided that the objections made by the Lessee are justified and documented, the Parties shall draw up the relevant Utilities Compensation Act without taking into account the results of such data reconciliation (based on the data initially provided by the Lessor).

6.10.2.	The Parties shall sign the Utilities Compensation Act within a period not exceeding 5 (five) business days from the date of submission of such Utilities Compensation Act by the Lessor.

6.11.	The accrual of the Rental Fee for the respective Leased Object shall be suspended for the period when the performance of the Activity at such Leased Object proved impossible for more than 1 (one) consecutive calendar day or the total number of full hours when the performance of the Activity using such Leased Object proved impossible during one Settlement Period exceeds 3 (three) full calendar days for reasons beyond the Lessee’s control, in particular due to:

6.11.1.	lack of Utilities;

6.11.2.	carrying out major repairs of the Facility, repairing or maintaining utility networks passing through the Facility;

6.11.3.	restriction/absence of access to the Facility and/or the Leased Objects;

6.11.4.	an emergency or fire at the Facility or the Leased Object;

6.11.5.	other cases when the performance of the Activity is impossible for reasons beyond the control of the Lessor and related to the condition of the Leased Objects and/or the Facility.

The fact of full or partial cessation of the Activity using such Leased Object shall be recorded in the relevant inspection report drawn up by the Lessee, indicating the period in full days during which the Activity was discontinued, which shall be taken into account in the Lease Act for the relevant Settlement Period.

6.12.	In case the Leased Object cannot be used for its Purpose due to its destruction (damage) through no fault of the Lessee, the Lease Term of the respective Leased Object shall be deemed terminated from the moment of its destruction (damage), regardless of whether the Leased Object is restored in the future. From that moment on, the Lessee shall not be obliged to pay the Rental Fee and Utility bills, as evidenced by the Acceptance Certificate for the relevant Leased Object concluded by the Parties. In case the Lessee notifies about the impossibility of using the Leased Object in accordance with the Agreement, the Parties shall promptly reconcile the mutual settlements and make mutual settlements based on the reconciliation results, and, if necessary, draw up the necessary documents for documenting the reconciliation results and settlements.

6.13.	The Parties agree that in case the Lessor violates the terms for registration of the tax invoice and/or calculation of adjustments in the Unified Register of Tax Invoices (hereinafter referred to as the “URTI”), which are established in the Tax Code of Ukraine (hereinafter referred to as the “TCU”), as well as in case of suspension of registration of the tax invoice/adjustment calculation in the Unified Register of Tax Invoices for any reason, the Lessee shall have the right to defer payment of a part of the cost of goods/works/services equal to the amount of VAT on unregistered tax invoices/adjustment calculations until the date of their registration in the URTI.

If the Lessor registers the tax invoice/adjustment calculation in the URTI in accordance with the requirements of the TCU, the Lessee shall pay the Lessor the deferred amount within five business days after the Lessee receives the relevant tax invoice/adjustment calculation registered in the URTI. The Parties agreed that in case the tax invoice and/or adjustment calculation is not registered in the Unified Register of Tax Invoices within the general limitation period, the amount of the deferred payment shall not be payable.

[***] Portions of this exhibit have been redacted in compliance with Regulation S-K Item 601(a)(6).

7. RIGHTS AND OBLIGATIONS OF THE PARTIES

7.1.	The rights of the Lessor:

7.1.1.	To demand from the Lessee timely payment of the Rental Fee for the use of the Leased Object on the terms and in the manner specified in this Agreement.

7.1.2.	To request reimbursement of the costs agreed by the Lessee related to the increase in the maximum capacity of the Power Transmission Line for the needs of the Lessee, which entail the performance of works on modernisation of elements of the external power transmission infrastructure and to demand reimbursement of the part of the cost of works agreed by the Lessee (only to the extent that it is related to additional consumption by the Equipment of the relevant power of the Power Transmission Line).

7.1.3.	Other rights provided for in this Agreement.

7.2.	Obligations of the Lessor:

7.2.1.	To ensure that all the Facilities and Leased Objects are in good condition at all times, including, but not limited to: carrying out routine repairs, necessary maintenance, correcting defects, carrying out major repairs, preventing damage and deterioration of the Leased Objects, etc.

The proper condition of the Facilities and Leased Objects shall be understood by the Parties, in particular, as the following characteristics (where applicable):

-	operable door and fence locks, the available set of keys ensures the Lessee’s access to the Facility and the Leased Object, the fence is undamaged, free opening and closing of the entrances (gate or door);

-	there is no vegetation that impedes access to the Object and the Leased Objects, maintenance of the Equipment, the territory is cleaned of garbage;

-	serviceable container and its elements (structural integrity prevents moisture from entering the container, structural integrity prevents unauthorised access to the Equipment, floor is covered with antistatic material, ice protection is in good condition, no insects and rodents, etc);

-	working condition of electrical sockets, lighting devices (including light bulbs, etc.), proper grounding circuit, light fencing system.

7.2.2.	Within a period not exceeding 5 (five) business days, to eliminate any defects in the Facilities and Leased Objects that led to the violation of the proper condition and functioning of the Leased Object in accordance with its Purpose. The Lessor shall eliminate the deficiencies as soon as possible, as far as weather conditions, remoteness of the Facility, nature of the damage, etc. allow, for which the Lessor undertakes to immediately make all necessary efforts and measures.

7.2.3.	Eliminate critical defects that lead to the impossibility of using the Leased Object for its Purpose (except for the complete destruction of the Facility or its components where the Leased Object is located) (hereinafter referred to as the “Critical Deficiencies”) within 48 (forty-eight) hours.

By Critical Deficiencies, the Parties mean:

-	breakdown of the power line;

-	loss of one of the power supply phases;

-	damage to the suspension of the electric cable, the Equipment’s fastening;

-	damage to the transformer (if it is necessary to replace certain parts of the transformer or its complete replacement, the period for eliminating such a Critical Deficiency may be extended by the Parties up to 14 calendar days);

-	damage to the container.

7.2.4.	Provide the Lessee with free round-the-clock unimpeded access to/from the Leased Objects (unless other access conditions have been agreed upon by the Parties). The access shall be arranged by the Lessor upon the prior application of the Lessee, which shall be sent to the Lessor by e-mail in accordance with Section 15 hereof. The access shall be granted for the Lease Term or another period agreed upon by the Parties, taking into account the requirements of Clause 7.3.7 hereof.

[***] Portions of this exhibit have been redacted in compliance with Regulation S-K Item 601(a)(6).

7.2.5.	To take the necessary measures to prevent unauthorised access of third parties to the Leased Objects.

7.2.6.	Prepare and transfer the Leased Objects to the Lessee in accordance with the procedure specified in this Agreement.

7.2.7.	On the date of transfer of the Leased Objects under the Acceptance Certificate, ensure that the technical condition of the Facility and the Leased Object meets the requirements to ensure proper operation of the Equipment.

7.2.8.	During the Agreement Term, to warn the Lessee and its authorised representatives by notice of special properties and deficiencies of each respective Facility (antenna-mast structure, tower, mast, etc.) and Land Plots or other individually determined property that may be dangerous to life, health of the Lessee’s representatives or other persons or lead to damage to the Facility or the Leased Object or disruption of the Equipment operation. At the same time, the Lessor undertakes to provide the Lessee with the opportunity of:

-	installing, replacing, dismantling and maintaining the Equipment at the Lease Location as provided for by the terms of use of the Equipment by the manufacturer of such Equipment;

-	connection to the grounding devices owned (controlled) by the Lessor, in particular to the grounding devices of electrical installations and lightning protection;

-	laying (with the consent of the Lessor under the terms of this Agreement) a cable rise on the antenna-mast structure (tower, mast, etc.) to bring cables to the Lease Location;

-	unimpeded round-the-clock access of the Lessee’s employees and/or its Affiliates, contractors/subcontractors to the Facility for the purpose of installation, operation and maintenance of the Equipment at the Lease Location and/or using the Power Transmission Line in accordance with the terms and conditions of this Agreement, as well as, upon approval of access with third parties, provision of keys to the fence of the Facility site where the Leased Object is located;

-	working at heights in accordance with the requirements of the Labour Protection Rules for Working at Heights (NPAOP 0.00-1.15-07) and other regulatory documents of Ukraine;

-	performing work in existing electrical installations in accordance with the requirements of the Rules for the Safe Operation of Consumer Electrical Installations (NPAOP 40.1-1.21-98) and other regulatory documents of Ukraine.

7.2.9.	To send the Lessee notifications in advance about the possible placement of their telecommunication equipment by other lessees at the Facility and to agree with the Lessee in writing on the related technical conditions for such placement.

7.2.10.	Notify the Lessee and provide all necessary information on losses in cases of theft, vandalism at the Facilities, which became known to the Lessor.

7.2.11.	Without the Lessee’s prior written consent, not to change the position (including, but not limited to, the height) of the Lease Locations within the Facility (antenna-mast structure, tower, tower, container, etc.), as well as to take any actions, directly and/or indirectly, that may prevent the Lessee from using the Equipment at the Facility and exercising its rights under this Agreement.

7.2.12.	Maintain the Facilities in accordance with the fire safety rules established by the regulatory documents of Ukraine.

7.2.13.	To take all measures within its control to ensure that the Lessee receives all Utilities for the Leased Object in a quality and uninterrupted manner, in particular, to pay for the Utilities in a timely manner, to maintain the infrastructure necessary for the supply of utilities and other services in an efficient condition.

7.2.14.	To make every effort to properly cooperate with the Utility providers in order to ensure uninterrupted provision of the Utility services and to be informed in a timely manner about all scheduled/unscheduled outages, repairs and other works. In case the Lessor becomes aware of any power outage or in case the power outage has already occurred, the Lessor shall immediately notify the Lessee and make every effort to restore the supply of Utilities as soon as possible, including: notifying the relevant utility provider, finding out the timeframe for eliminating the consequences of the accident (if any) and notifying the Lessee in accordance with the procedure established by this Agreement.

[***] Portions of this exhibit have been redacted in compliance with Regulation S-K Item 601(a)(6).

7.2.15.	Ensure conditions for safe operation of the Equipment at the Facilities. The safety of the antenna and mast structure for climbing operations and equipment installation is characterised by the following features:

-	the presence of warning tags;

-	the presence of serviceable lights of the light fence;

-	availability of all structural elements of the antenna-mast structure (bolts, corners, ties, etc.);

-	compliance with the normative verticality of the antenna-mast structure;

-	proper condition of the foundation;

-	fencing on observation platforms/ladders;

-	securely fixing the locations for the equipment (pipe racks);

-	tightened bolted connections;

-	ice protection of the feeder bridge;

-	a functioning ground/lightning protection circuit of the antenna/mast structure/extensions.

7.2.16.	If it is necessary to increase/decrease the maximum power to ensure the functioning of the Leased Objects for their Purpose, the Lessee shall send a Notice to the Lessor in this regard. Upon receipt of the Notice, the Lessor shall immediately take the necessary actions (including (if necessary) obtaining the relevant decisions from the electricity transmission organisations).

7.2.17.	The Lessor shall draw up, complete and register tax invoices in the URTI within the terms and in accordance with the procedure established by the TCU (Article 201 of the TCU) and other applicable regulations on the procedure for drawing up, completing and registering tax invoices in respect of monetary obligations arising under this Agreement.

7.2.18.	The Lessor shall ensure the organisation of interaction between other Lessees, the Lessee and the Lessor in the course of operation of the Leased Objects at the Facility (coordination of repairs, scheduled shutdowns, emergency notifications, etc.)

7.2.19.	Notify the Lessee of scheduled repairs or re-equipment of the Passive Infrastructure that require disconnection and dismantling of the Equipment and lead to temporary (within the agreed repair period) termination of use of the Leased Object for its Purpose, not later than 60 (sixty) calendar days prior to the commencement of such works.

7.2.20.	Notify the Lessee of scheduled repairs or re-equipment of the Passive Infrastructure that do not involve dismantling the Equipment but require temporary shutdown of the Equipment to comply with the repair technology or restrict access to the Leased Object no later than 5 (five) business days prior to the scheduled repair day.

7.2.21.	Provide, upon the Lessee’s official written request, information on the project of planned repairs or re-equipment of the Leased Object.

7.2.22.	Remove obstacles affecting the operation of the Equipment by the Lessee and compensate the Lessee for the losses caused to the Lessee due to the fault of the Lessor during the lease of the Leased Objects. The Lessor shall not be liable for any damages and penalties imposed on the Lessee in case the relevant competent authority suspends or terminates the operation of the Equipment due to the fault of the Lessee.

7.2.23.	To pay the rental fees in a timely manner and in full in accordance with the lease agreements between the Lessor and third parties on the buildings where the Lessor’s Facilities are located. In case of improper fulfilment of the Lessor’s obligations to third parties and, as a result, the risk of dismantling the Facility where the Equipment is located, all costs of dismantling the Equipment, search and construction of an alternative Facility, including installation of the Equipment, shall be borne by the Lessor.

7.2.24.	Other obligations stipulated by this Agreement.

[***] Portions of this exhibit have been redacted in compliance with Regulation S-K Item 601(a)(6).

7.3.	Rights of the Lessee:

7.3.1.	To lay cables (coaxial, optical, power supply, etc.) through the structures of the Facilities without prior approval of the Lessor for the purpose of connecting and/or ensuring the operation of the Equipment.

7.3.2.	The Lessee shall have the right to refuse to sign the Acceptance Certificate if the Lessor fails to provide:

-	free access to the Leased Object;

-	availability of power supply at the Leased Object with adequate capacity.

The representatives of the Parties shall draw up a bilateral inspection report on the existence of the above grounds. If the Lessor’s representatives refuse to draw up such an act, the Lessee shall have the right to draw up a unilateral act.

7.3.3.	The Lessee shall have the right, at its own discretion, to make improvements for its own needs that can be separated from the Leased Object without causing damage to it and to install the Equipment required by the Lessee within the Lease Locations.

7.3.4.	The Lessee shall not be obliged to pay any additional payments, unless the obligation to pay them is expressly provided for in this Agreement, or if such services, works, materials, etc. were not ordered by the Lessee.

7.3.5.	Notify the Lessor of any defects or malfunctions of the Facility and the Leased Object, and demand their timely elimination.

7.3.6.	Reserve the available free Lease Locations upon the Lessee’s Notice for a period not exceeding 3 (three) months (hereinafter referred to as the “Reservation Period”) from the moment of receipt of the Lessor’s confirmation of reservation of vacant Lease Locations. If during the Reservation Period the Parties fail to conclude the Acceptance Certificate, such Lease Locations shall be removed from the reservation. If the Lessee rejects the reservation after the Lessor has reserved the Lease Location:

-	the first time - without compensation;

-	starting from the second reservation by the Lessee of available vacant Lease Locations, the Lessor shall have the right to demand payment of compensation for cancellation of the reservation in the amount of 50% of the monthly Rental Fee for the respective Lease Location.

7.3.7.	To have access to the Leased Objects for maintenance of its Active Infrastructure, without prior notice to the Lessor.

7.3.8.	The Lessee shall have the right exclusively upon obtaining prior written consent from the Lessor to carry out any redevelopment, reconstruction, engineering re-equipment of the Leased Object, including if it entails changes to the engineering networks and construction of the Leased Object and/or the Facility, subject to the conditions specified in such written consent and requirements of the legislation of Ukraine.

7.3.9.	The Lessee shall have a pre-emptive right over other business entities to conclude this Agreement for a new term in accordance with the procedure provided for by the legislation of Ukraine.

7.3.10.	The Lessee shall have the right to withdraw from the lease of no more than 5 (five) per cent of the Leased Objects by sending the Lessor a respective Notice at least 2 (two) months prior to the date of termination of the Lease Term of the individual Leased Object(s), specifying the specific Leased Objects and a calculation confirming such percentage at the time of the Notice.

7.3.11.	Other rights provided for in this Agreement.

[***] Portions of this exhibit have been redacted in compliance with Regulation S-K Item 601(a)(6).

7.4.	The Lessee’s obligations:

7.4.1.	To use the Leased Object in accordance with the Purpose.

7.4.2.	To pay the Lessor the Rental Fee for the use of the Leased Object in a timely manner and in full.

7.4.3.	Not to change the Facility or Leased Object and/or its functionality and/or Purpose without the consent of the Lessor.

7.4.4.	At the written request of the Lessor, provide the latter with a technical description of the Equipment that the Lessee installs at the Lease Location or using the Power Transmission Line, as well as copies of permits certifying the right of the Lessee or its contractors to perform work on the Leased Objects.

7.4.5.	Provide the Lessor in advance with the lists of persons engaged by the Lessee to perform work on the Leased Object that need to be granted access to the Facility and the Leased Object.

7.4.6.	Prior to returning the Leased Object under the Acceptance Certificate, restore such Leased Object to the condition it was in at the moment of its lease transfer to the Lessee, taking into account normal physical wear and tear. Any holes, damages, coatings and remnants of fasteners present on the Leased Object at the moment of its return to the Lessor, made by the Lessee in order to adapt the Leased Object to its use for the Purpose (including for the installation of the Equipment), shall not be considered normal physical wear and tear of the Leased Object and shall be restored by the Lessee at its own expense.

7.4.7.	Obtain all necessary permits in accordance with the relevant laws of Ukraine (if such permits are required by the relevant laws of Ukraine) for the placement and use of the Equipment at the Lease Location and/or using the Power Transmission Line.

7.4.8.	Notify the Lessor and provide all necessary information about the losses in case of theft, vandalism at the Leased Objects and/or Facilities, which the Lessee has become aware of.

7.4.9.	To ensure the use of the Leased Objects in accordance with the fire safety rules established by the regulatory documents of Ukraine.

7.4.10.	To use the Leased Objects properly, to prevent damage to the Lessee’s property. Not to interfere with the use of the Facilities by other lessees, if this occurs on legal grounds and within the requirements established by this Agreement.

7.4.11.	During the Agreement Term, dismantle the Equipment within 30 (thirty) calendar days after the end of the Lease Term or other cases of termination of use of the Leased Object provided for in this Agreement. If the dismantling is caused by the termination of the Agreement, the dismantling procedure shall be regulated in accordance with the provisions of Section 9 hereof.

7.4.12.	Other obligations stipulated by this Agreement.

[***] Portions of this exhibit have been redacted in compliance with Regulation S-K Item 601(a)(6).

8. RESTORATION AND IMPROVEMENT OF THE LEASED OBJECT

8.1.	The Leased Object improvements shall be made by the Lessor in the course of current or major repairs or to bring the Passive Infrastructure and the Leasehold to the condition necessary for the Lessor to fulfil its obligations under the terms of this Agreement.

8.2.	If the Lessor is unable to improve the Leased Object, the Lessor may provide the Lessee with the opportunity to take such actions, which in each case shall be agreed upon in advance by the Parties in writing.

8.3.	Any improvements to the Leased Object that cannot be separated without damage to the Passive Infrastructure (hereinafter referred to as “Inseparable Improvements”) shall remain the property of the Lessor.

In such case, the Lessor shall compensate the Lessee for its expenses for the Inseparable Improvements in accordance with the financial documents provided by the Lessee, which indicate the costs incurred by the Lessee for the improvement of the Leased Object, which in each case shall be agreed in advance by the Parties in writing. In this case, the Parties agreed that the Lessee shall not have the right to proceed with the improvement of the Leased Object under this Section 8 of the Agreement in the absence of the respective written agreement of the Parties on each respective improvement of the Leased Object by the Lessor and subject to further compensation by the Lessor of the respective costs of the Lessee.

8.4.	If the improvements made with the consent of the Lessor can be separated (removed) from the Leased Object without causing damage to it (hereinafter referred to as “Separable Improvements”), the Lessee shall have the right to remove them while retaining the ownership right thereto.

8.5.	The Parties agree that the cost of any Inseparable Improvements shall not be set off against the Rental Fee.

8.6.	If the Parties fail to agree on the amount of compensation for the Lessee’s costs of Inseparable Improvements, the dispute shall be settled in court.

9. RETURN OF LEASED OBJECTS

9.1.	In the event of termination of this Agreement in full in accordance with its terms, the Lessee shall return the Leased Objects to the Lessor and dismantle the Equipment and/or Separable Improvements within the period specified in the Exit Plan.

9.2.	In case of early termination of the Agreement by the Lessee in respect of certain (one or more) Leased Objects in accordance with the terms of this Agreement, the Lessee shall return the Leased Objects to the Lessor and dismantle the Equipment and/or Separable Improvements within the term for return of the relevant Leased Objects set forth in the Lessee’s request for termination of the Agreement in respect of the relevant Leased Objects or another term agreed upon by the Parties.

9.3.	The Lessee shall not be deemed to have defaulted on the return of the Leased Objects and to be in arrears on payments as specified in this Agreement if the inability to return the Leased Object in time in accordance with Clauses 9.1 and 9.2 of the Agreement arose due to the fault of the Lessor, including if the Lessor did not ensure the presence of a duly authorised representative to accept the Leased Object on the date of its return, as evidenced by the Lessee’s free-form protocol of the absence of the Lessor’s representatives on the relevant date or the Lessor did not prepare the Acceptance Certificate, etc.

9.4.	The return of the Leased Object shall be documented by the Acceptance Certificate, in which the Parties shall indicate the condition of the Leased Object at the time of its return.

[***] Portions of this exhibit have been redacted in compliance with Regulation S-K Item 601(a)(6).

10. REPRESENTATIONS AND WARRANTIES OF THE PARTIES

10.1.	Pursuant to Article 767 and on the basis of the provisions of Article 768 of the Civil Code of Ukraine, by signing this Agreement the Lessor represents and warrants to the Lessee:

-	the quality of each Leased Object leased under this Agreement;

-	absence of disputes/claims from third parties known to the Lessor regarding the Land Plots, Facilities and/or Leased Objects as of the date of signing this Agreement;

-	during the Lease Term, free access of the Lessee’s vehicles to/from the Facility;

-	the validity of the Lessor’s and/or its Affiliates’ rights in rem to the Land Plots subject to the terms of this Agreement and during the Agreement Term;

-	that at the moment of signing this Agreement the Leased Object is not leased (rented) by third parties, under arrest, pledged, and is not the object of debt obligations, is not a jointly owned property, is not the subject of a dispute, and is not subject to any restrictions on possession, use, or other restrictions, disposal, court proceedings have not been initiated in respect of the Facility, it has not been contributed to the authorised (share) capital (fund) of third legal entities, there are no other rights of third parties to it, the Leased Object is not encumbered by other obligations and restrictions both within Ukraine and abroad;

-	that during the Agreement Term the Equipment placed on the Leased Object complies with the provisions of the current legislation of Ukraine.

10.2.	By signing this Agreement, each Party guarantees to notify the other Party within fifteen (15) calendar days from the date of occurrence of any of the circumstances:

-	any decision of the participants/founders of the Party on merger, division, accession or spin-off of the Party;

-	any decision of the Party’s members/founders to sell the share(s) that constitute more than 50% of the Party’s authorised capital;

-	the fact that bankruptcy proceedings have been initiated against the Party and a court has issued a decision to open bankruptcy or reorganisation proceedings or other similar proceedings provided for by applicable law;

-	the fact of the decision by the participants/founders (owners) of the Party to commence liquidation proceedings or the acceptance by the relevant court of the case for liquidation of the Party;

-	the fact of initiating criminal proceedings, the subject of which is the Facility, the Land Plot and/or the Leased Object or which may directly or indirectly affect the relations of the Parties under this Agreement.

10.3.	The Parties represent to each other and all interested parties that:

-	each of them, when entering into this Agreement, understands the significance of its actions and is able to control them;

-	they understand the nature of this transaction and their rights and obligations under it;

-	there is no fraud or other concealment of facts that would be of material importance and were deliberately concealed by any of the Parties when entering into this Agreement;

-	the conclusion of this Agreement corresponds to the will of each Party;

-	the conclusion of this Agreement is made without the use of physical or mental coercion or pressure;

-	this Agreement is concluded on mutually beneficial terms for the Parties and is not a consequence of the influence of hardship for either Party;

-	they are aware of the rights, obligations, restrictions and any expenses arising from this Agreement, as well as the expenses related to its conclusion;

-	this Agreement is entered into with the aim of achieving the legal consequences specified therein;

[***] Portions of this exhibit have been redacted in compliance with Regulation S-K Item 601(a)(6).

-	the Parties do not have any circumstances at the time of conclusion (signing) of this Agreement that could prevent the Parties from properly fulfilling their obligations under this Agreement, this Agreement does not contradict other agreements of the Parties, legislative and/or statutory restrictions binding on the respective Party;

-	the conclusion of this Agreement does not violate and will not violate in the future any other obligation of each Party under any other transaction to which the respective Party is a party, including, but not limited to, the provisions of the constituent/registration documents of the Party and the applicable laws of the country of its registration;

-	the Parties have agreed on the subject matter of this Agreement and all its material terms;

-	each of the Parties has taken all appropriate actions to ensure that the person(s) signing this Agreement on its behalf has/have been duly and validly authorised to do so as of the date of this Agreement;

-	each of the Parties shall take all appropriate actions to ensure that the person(s) who will sign any annexes, additional agreements to this Agreement on its behalf in the future have the proper and valid authority to do so as of the date of execution of the annexes, additional agreements to this Agreement;

-	the terms and conditions of this Agreement shall, after its signing, be a valid and binding obligation of each Party.

10.4.	The Parties represent that each of them has received consent to the processing of personal data (within the meaning of the Law of Ukraine “On Personal Data Protection”), including its transfer to the other Party to this Agreement, from the personal data subjects whose personal data shall be transferred to the other Party to this Agreement in order to ensure the proper fulfilment of obligations under this Agreement. In its turn, the Party that has received any personal data from the other Party shall comply with the requirements of the Law of Ukraine “On Personal Data Protection” in terms of its protection.

10.5.	The Lessor confirms that during the Lease Term the use of the Leased Objects does not imply any restrictions for the Lessee that may make it impossible to use them in accordance with the purpose of the lease envisaged by this Agreement.

10.6.	By signing this Agreement, the Lessee warrants to the Lessor that during the Agreement Term the Equipment placed on or using the Leased Object complies with the applicable laws of Ukraine.

10.7.	The Lessee confirms that as of the date of execution, this Agreement is not significant within the meaning of the Law of Ukraine “On Joint Stock Companies” and the charter of the Lessee, and the Lessee’s representative has been granted all necessary powers to enter into this Agreement.

10.8.	The Lessor confirms that as of the date of execution, this Agreement is not significant within the meaning of Article 44 of the Law of Ukraine “On Limited Liability Companies and Additional Liability Companies” and the charter of the Lessor, and the Lessor’s representative has been granted all necessary powers to enter into this Agreement.

11. TERMINATION OF THE AGREEMENT

11.1.	This Agreement shall be terminated in the event of:

11.1.1.	expiration of the Agreement Term in accordance with Clause 3.2 hereof;

11.1.2.	liquidation of the legal entity of the Lessee or the Lessor;

11.1.3.	early termination of the Agreement by the Lessee in accordance with the terms of this Section 11.

11.2.	This Agreement may be terminated earlier by the Lessee in respect of certain (one or more) Leased Objects in the event of the following circumstances:

11.2.1.	in case of material breaches provided for in Clause 11.4 of the Agreement, if such breaches are not eliminated by the Lessor within 90 (ninety) calendar days (unless a longer period is agreed in writing by the Parties) from the date of receipt by the Lessor of the relevant Notice from the Lessee;

11.2.2.	in case of impossibility to use the Leased Object by the Lessee and failure of the Lessor to provide the Lessee within 30 (thirty) calendar days with a written proposal regarding the actions proposed by the Lessor to restore the possibility to use the relevant Leased Object by the Lessee and/or failure of the Lessor to provide a similar Leased Object agreed by the Lessee in writing within the specified period;

[***] Portions of this exhibit have been redacted in compliance with Regulation S-K Item 601(a)(6).

11.2.3.	in the event of force majeure (in accordance with the procedure provided for in Section 13 hereof);

11.2.4.	in case of violation of the Lessee’s right to reject the Leased Objects on the basis of Clause 7.3.10 of this Agreement.

11.2.5.	In case of material breaches provided for in Clause 11.4. of this Agreement which cannot be corrected or can be corrected but are not corrected within 90 (ninety) calendar days (or within a longer period agreed in writing by the Parties) from the moment the Lessee sends the relevant Notice to the Lessor to eliminate the breach.

11.3	This Agreement may be terminated early at the request of either Party in full in the event of the following circumstances:

11.3.1.	initiation of bankruptcy proceedings against the other Party;

11.3.2.	decision by the participants (owners) of the Party to initiate liquidation proceedings or to initiate court proceedings on the liquidation of the Party;

11.3.3.	in the event of material breaches detected during the Initial Term or any New Period, which relate to more than 30% (thirty percent) of the Leased Objects leased under the Agreement.

11.4.	The Parties agree that any of the following circumstances shall be considered a material breach by the Lessor of its obligations under this Agreement:

11.4.1.	after the commencement of the Lease Term, the Leased Object is in a condition unsuitable for its use for the Purpose for a period exceeding 10 (ten) calendar days;

11.4.2.	Utilities are not supplied to the Leased Object (including in insufficient quantity and volume), which resulted in suspension of the Activity for more than 10 (ten) calendar days;

11.4.3.	the Lessor has unreasonably restricted the Lessee’s access to the Leased Object, which has resulted in the suspension of the Activity for more than ten (10) calendar days;

11.4.4.	the overhaul of the Facility where the Leased Object is located lasts more than ninety (90) calendar days, provided that during such period of overhaul the Lessee’s Activity was not carried out due to the impossibility of using the Leased Object for its Purpose.

11.5.	The Lessee shall send a request for termination of the Agreement in respect of certain (one or more) Leased Objects in accordance with Clause 11.2 of this Agreement to the Lessor not later than thirty (30) calendar days prior to the date of termination determined by the Lessee. In such case, the Lessor shall not be entitled to refuse to terminate the Agreement and shall, within the period specified in the Lessee’s request, ensure acceptance of the relevant Leased Objects and signing of the Acceptance Certificates, as well as return the payments made by the Lessee and not used in accordance with the provisions of this Agreement.

11.6.	One Party shall send the request for termination of the Agreement in full in accordance with Clause 11.3 hereof and the Exit Plan to the other Party not later than ninety (90) calendar days prior to the date of termination determined by the Lessee. In such case, the other Party shall not be entitled to refuse to terminate the Agreement and shall agree and sign the Exit Plan in accordance with Clause 3.6. of the Agreement, as well as return the payments made and not used under the provisions of this Agreement.

11.7.	Upon termination of this Agreement for any reason and execution of the Exit Plan by the Parties:

-	the rights and obligations of the Parties hereunder shall be terminated;

-	the provisions of the Agreement regarding the liability of the Parties shall remain in force until they are fully fulfilled by the Parties;

-	within 30 (thirty) calendar days from the date of termination or cancellation of this Agreement, the Parties shall, at their own expense, return to the other Party the Databases and other documentation, information and materials provided during the term of the Agreement (including confidential information) and which the other Party requests to be returned, and shall destroy all other Databases, documentation, information and other materials which the other Party does not request to be returned;

-	termination of the Agreement shall not affect or cancel the rights of the Parties to receive compensation for damages and penalties that they are entitled to receive in connection with termination of the Agreement.

[***] Portions of this exhibit have been redacted in compliance with Regulation S-K Item 601(a)(6).

12. RESPONSIBILITY

12.1.	For non-fulfilment or improper fulfilment of their obligations under this Agreement, the Parties shall be liable in accordance with the provisions of the current legislation of Ukraine and the terms of this Agreement. The Parties hereby agree that the limitation period for claims for recovery of a penalty (fine, interest) under this Agreement shall be three (3) years pursuant to Article 259 of the Civil Code of Ukraine. The forfeit (fine, penalty) shall be accrued throughout the entire period of existence of the Party’s breach of obligations under this Agreement.

12.2.	Compensation for losses. Each of the Parties undertakes to reimburse the other Party for the losses incurred as a result of non-performance or improper performance by the Party causing the losses of its obligations under this Agreement. The Party that has engaged such persons to perform works on the Lessor’s territory or to perform this Agreement shall be liable for losses and damage caused by them.

12.3.	If the failure to perform or improper performance of the obligations established by this Agreement has resulted in damage to one of the Parties, the guilty Party shall reimburse the other Party for the damages caused and documented in full. At the same time, the injured Party shall, within twenty (20) calendar days from the date of detection of the losses incurred, provide the other Party with a written calculation of all identified losses, indicating the nature of their infliction and the actions of the other Party that caused them (as evidenced by documents). In the event of a dispute between the Parties regarding the damages caused, such dispute shall be resolved in court in accordance with the requirements of the current legislation of Ukraine.

12.4.	The Lessee shall not be liable for the Lessor’s obligations. The Lessor shall not be liable for the Lessee’s obligations.

12.5.	The Parties, by mutual agreement in each individual case, reserve the right to agree not to apply penalties provided for by this Agreement and/or the laws of Ukraine.

12.6.	In case of delay in fulfilment of monetary obligations by the Lessee, the Lessor has the right to demand payment by the Lessee of a penalty in the amount of double NBU discount rate effective during the period for which the penalty is accrued, from the amount of the overdue payment for each day of delay.

12.7.	In case of violation by the Lessor of the terms of transfer of the Leased Objects into lease set forth in this Agreement or agreed by the Parties, the Lessor shall pay to the Lessee a penalty in the amount of 1% (one percent) of the monthly Rental Fee for the respective Leased Object for each day of delay and for each such Leased Object.

12.8.	If during the Lease Term the access of the Lessee’s vehicles and representatives to/from the Lease Location, the Facility and the Lessor fails to remedy the said violation within 24 (twenty-four) hours from the date of receipt of the Lessee’s Notice, the Lessor shall pay to the Lessee a penalty in the amount of 1% (one percent) of the monthly rent for each day of inaccessibility of the relevant Leased Object.

12.9.	If during the Lease Term the Lessor fails to fulfil or improperly fulfils the obligations stipulated by this Agreement and/or the current legislation of Ukraine, which will result in the impossibility of carrying out the Activity for more than 24 (twenty-four) consecutive hours, the Lessor shall pay to the Lessee a penalty in the amount of 1% (one percent) of the monthly Rental Fee for each day of impossibility of using such Leased Object.

12.10.	If during the Lease Term the Lessor fails to fulfil or improperly fulfils the obligation to provide the required power supply capacity (unless it is related to scheduled or emergency outages by competent organisations), which is specified in the relevant Acceptance Certificate, and fails to restore such supply within 24 (twenty-four) hours from the date of receipt of the Notice from the Lessee, the Lessor shall pay to the Lessee a penalty in the amount of 0.05% (zero point five hundredths of a percent) of the monthly Rental Fee for the relevant Leased Object where such situation occurred for each full hour of absence of the required power supply capacity.

[***] Portions of this exhibit have been redacted in compliance with Regulation S-K Item 601(a)(6).

12.11.	If the Lessor fails to fulfil its obligations to overhaul the Leased Objects and/or the Facility within the terms agreed by the Parties, which will result in the Lessee’s inability to carry out the Activity in whole or in part at the Facility, or in case of violation of the terms for completion of the overhaul of the Leased Objects and/or the Facility within the terms agreed by the Parties, the Lessor shall pay to the Lessee a penalty in the amount of 0.1% (zero point one percent) of the monthly Rental Fee for the Leased Objects where such situation arose for each full calendar day of delay.

12.12.	The amount of penalties accrued in accordance with the terms of this Agreement for each Leased Object for the Settlement Period in which the penalties are to be applied shall not exceed 30% (thirty percent) of the Rental Fee for the relevant Leased Object for such Settlement Period.

12.13.	Any penalties, interest accrued for late payment of monetary obligations, as well as compensation for losses, additional expenses, and damage, if such compensation/coverage is provided for by the terms of this Agreement, shall be paid no later than within ten (10) business days from the date of receipt by the Party of the relevant request of the other Party.

13. FORCE MAJEURE

13.1.	Release from liability. The Parties shall be released from liability for full or partial failure to fulfil their obligations under this Agreement if such failure was caused by force majeure circumstances arising after the conclusion of this Agreement and which the Parties could neither foresee nor prevent by reasonable measures.

13.2.	Force Majeure. The force majeure circumstances (hereinafter referred to as “Force Majeure”) shall be considered by the Parties as circumstances that are beyond the reasonable control of the Parties and objectively prevent the Parties (or one of the Parties) from fulfilling their obligations under this Agreement, namely

-	war, military action, acts of terrorism, sabotage, occupation, intervention, armed conflicts, including but not limited to hostile attacks, blockades, military mobilisation, military action, declaration of martial law or a state of emergency, revolution, rebellion, insurrection, strikes, mass unrest, imposition of a curfew, expropriation, requisition, embargo;

-	adoption of relevant regulations or decisions by state and/or local authorities;

-	floods, earthquakes, fires and other circumstances caused by natural disasters.

13.3.	Obligation to notify. In the event of a Force Majeure event, the Party affected by such event shall immediately notify the other Party of such event by sending a written Force Majeure Notice (hereinafter referred to as the “Force Majeure Notice”) by any available means.

13.4.	Force Majeure Notice. The Force Majeure Notice shall contain comprehensive information on the nature of the Force Majeure circumstances, the time of their occurrence and an assessment of their impact on the ability of the Party to fulfil its obligations under the Agreement and on the procedure for fulfilment of obligations under the Agreement, if applicable.

13.5.	Notification of termination of Force Majeure. When the Force Majeure circumstances cease, the Party affected by them shall immediately, but in any case within five (5) business days from the moment when the Party learned or should have learned about the termination of such circumstances, notify the other Party in writing of their termination. Such Notice shall contain information on the time of termination of such circumstances and an indication of the period within which the Party shall fulfil its obligations under the Agreement.

13.6.	Confirmation. As soon as practicable, the existence and duration of the Force Majeure circumstances shall be duly confirmed by the competent authority of the state where the circumstances exist.

13.7.	Failure to notify of Force Majeure. In the event that the Party affected by Force Majeure fails to send or untimely sends a Force Majeure Notice as defined in this Section, such Party shall lose the right to refer to the Force Majeure circumstances as a basis for exemption from liability for full or partial failure to fulfil its obligations under this Agreement.

[***] Portions of this exhibit have been redacted in compliance with Regulation S-K Item 601(a)(6).

13.8.	Extension of the term. In the event of Force Majeure, the term of performance of the Parties’ obligations under this Agreement shall be extended according to the time during which such circumstances are in force.

13.9.	Early termination. In cases where the Force Majeure circumstances last for more than 3 (three) months or when it becomes apparent upon the occurrence of such circumstances that such circumstances will last for more than such period, either Party shall have the right to terminate this Agreement unilaterally by sending a respective Termination Notice not later than 14 (fourteen) calendar days prior to the date of early termination.

13.10.	Refund. The funds transferred under this Agreement for the performance of obligations not fulfilled due to the Force Majeure circumstances shall be returned to the Lessee within 5 (five) banking days from the date of early termination of the Agreement.

14. ASSIGNMENT OF RIGHTS AND OBLIGATIONS. PURCHASE OF THE LEASED OBJECT. SUBLEASE

14.1.	The Lessor shall not be entitled to transfer its rights and obligations under this Agreement to any third parties without the prior written consent of the Lessee, unless such transfer is made to an Affiliate. The Lessor shall notify the Lessee of the forthcoming change of ownership of the Facilities not later than 30 (thirty) calendar days prior to the conclusion of the relevant agreement/performance of legally significant actions.

14.2.	In the event of transfer of ownership of the Leased Object under any civil law agreements or as a result of reorganisation, merger or division of the Lessor, this Agreement shall remain in force and the rights and obligations of the Lessor shall be transferred to the new owner of the Leased Object.

14.3.	If a Party intends to assign its rights and obligations under this Agreement to an Affiliate, it shall notify the other Party thereof and provide copies of documents confirming such affiliate relationship no later than 30 (thirty) calendar days prior to such assignment/performance of legally significant actions.

In this case, a Party, provided that the other Party provides documents confirming the affiliated relationship, may not deny, reject and/or oppose such assignment of rights and obligations.

14.4.	The Lessee shall have the right to sublease all or part of the Leased Objects to third parties, provided that the Lessee complies with the provisions of this Agreement and subject to written consent of the Lessor. The Lessor shall provide a written response to the Lessee’s Notice of intention to sublease the Leased Object within ten (10) calendar days from the date of receipt of such Notice. In such case, the Lessor shall not be entitled to change the terms of this Agreement or terminate this Agreement in connection with such sublease of the Lease Locations.

15. NOTICES

15.1.	Notices. All notifications, requests, demands or any other correspondence under this Agreement shall be made in writing in Ukrainian and delivered by courier or prepaid registered mail and, in cases expressly provided for in the Agreement, by e-mail to the relevant Party at the following addresses:

15.1.1.	If sent to the Lessor:

53 Degtyarivska Street, Kyiv, 03113, Ukraine.

Attention: Mr. [***].

E-mail:

15.1.2.	If sent to the Lessee:

53, Degtyarivska Street, city. Kyiv, 03113, Ukraine.

Attention: Mr. [***].

E-mail:

[***] Portions of this exhibit have been redacted in compliance with Regulation S-K Item 601(a)(6).

15.2.	Notification of a malfunction of the Facility or the Leased Object without mandatory duplication in writing may be sent to the Lessor to the following e-mail address: and, in the absence of a response, duplicated by tel. [***] or (__________________________).

15.3.	Validity. The Notice shall be deemed to have been duly made and in accordance with the terms of this Agreement from the moment of dispatch of such Notice, if this is indisputably confirmed by the relevant postal receipt, and in the case of delivery by courier, upon receipt, which shall be indisputably confirmed by a signature upon receipt. In the event that Notices are sent in the events provided for in this Agreement by e-mail, the usual electronic confirmation of dispatch and delivery shall constitute proper confirmation of the sending and receipt of the relevant Notice by the Party.

15.4.	Change of details. The Parties shall be solely responsible for the correctness of their details specified by them in this Agreement. In the event of a change in the name, location, bank details, income tax payer status, reorganisation or termination of activities or initiation of bankruptcy proceedings of one of the Parties, the Parties shall inform each other in writing not later than ten days from the date of occurrence of the above circumstances. The Party that fails to notify the other Party of the occurrence of the above circumstances shall be fully liable for the occurrence of related adverse consequences. The notification of change of details shall be deemed to be duly made if it is made in compliance with the requirements of this Section 15.

16. ENSURING CONFIDENTIALITY

16.1.	Exchange of information. In the course of performance of this Agreement, the Parties will mutually exchange restricted information that they possess and wish to protect.

16.2.	Restricted information. The Parties have agreed that the legal regime of the Restricted Information (hereinafter referred to as the “Information”), the rights and obligations of the Parties related to the Information shall be governed by the Non-Disclosure Agreement No. 21726-21, concluded by the Parties on 24.06.2021.

17. FINAL PROVISIONS

17.1.	Validity. If any provision of this Agreement becomes to any extent invalid, unenforceable or incomplete, it shall not affect any other provisions of this Agreement. In such cases, the Parties shall be obliged to immediately replace such provision with another provision that is legal and enforceable and that most closely corresponds to the purpose and economic nature of the provision that has become invalid, incomplete and/or unenforceable.

17.2.	Prior agreements. As of the Effective Date of this Agreement, all prior verbal and written agreements of the Parties regarding all material terms and conditions of this Agreement shall become null and void.

17.3.	Successors. The terms, conditions and obligations hereunder shall be binding and legally enforceable upon the successors and assigns of the Parties.

17.4.	Written form. The Parties mutually agree on the possibility of executing amendments and additions to the Agreement and other documents of legal significance for the fulfilment of its terms, including Acceptance Certificates in written or in electronic form with a qualified electronic signature.

17.4.1.	In case the Parties agree on the Acceptance Certificate in electronic form, the Parties agree to determine the date of execution of such Acceptance Certificate as the date of its preparation, regardless of the imposition of qualified electronic signatures. The Parties agreed to determine the date of the relevant Acceptance Certificate as the date of the VAT tax liabilities and the date of the tax invoice.

17.4.2.	The Parties confirm the availability and possibility of using a qualified electronic signature using a qualified electronic signature tool.

[***] Portions of this exhibit have been redacted in compliance with Regulation S-K Item 601(a)(6).

17.4.3.	In the event of technical impossibility to ensure the functioning of the electronic document management system, including the impossibility of generating electronic documents with a qualified electronic signature, the written (paper) form of concluding transactions shall be used. The Parties have agreed that in case of signing this Agreement or documents directly related thereto simultaneously in paper and electronic forms that have differences between them, the electronic form of such documents shall prevail.

17.4.4.	In the case of exchange of electronic documents, the rule on delivery by mail or courier shall not apply. Electronic documents shall be valid for the Parties if they are drawn up in electronic form, meet the requirements of this Agreement and are exchanged using the Star.Docks system (application) (available at stardocs.kyivstar.ua).

17.5.	All disputes related to this Agreement, its conclusion or arising in the course of fulfilment of the terms of this Agreement shall be resolved through negotiations between the Parties, and in case of failure to reach an agreement, the dispute shall be submitted by the Party concerned to the competent court for consideration in accordance with the established jurisdiction of such dispute in accordance with the current legislation of Ukraine.

17.6.	The reorganisation of the Lessor or transfer of ownership of the Facility or the Leased Object to third parties shall not be a ground for amendment or termination of this Agreement, and it shall remain in force for the new owner of the Facility or the Leased Object (their successors).

17.7.	The relations of the Parties arising from the Agreement shall be governed by the substantive law of Ukraine. The provisions of the Law of Ukraine “On Lease of State and Communal Property”, as well as other regulations governing the lease of state and communal property shall not apply to the content (terms) of this Agreement.

17.8.	The arrangement of individual paragraphs within the respective sections, as well as the titles of the individual sections, are for indicative purposes only and shall not be construed as a basis for their interpretation.

17.9.	As of the Effective Date, this Agreement shall include the following Annexes, which shall form its integral parts:

17.9.1.	Annex No. 1: “Price List”;

17.9.2.	Annex No. 2: “Forms of Documents”.

17.10.	The provision of lease services under this Agreement shall not constitute financial leasing (rent), including within the meaning of paragraph 14.1.97 of the TCU.

17.11.	This Agreement is made in 2 (two) original counterparts in Ukrainian, one counterpart for each Party.

IN WITNESS WHEREOF, this Agreement has been signed by the authorised representatives of the Parties at the place and on the date first above written.

For the Lessee:	For the Lessor:

/signature/	/signature/

Name: [***]	Name: [***]
Position: [***]	Position: [***]
Acting on the basis of: [***]	Acting on the basis of: [***]

[***] Portions of this exhibit have been redacted in compliance with Regulation S-K Item 601(a)(6).

Annex No. 1
to Lease Agreement No. 427392 dated 25.08.2021

“Price List”

This Annex No. 1 (hereinafter referred to as “Annex No. 1”) to Lease Agreement No. 427392 dated 25.08.2021 (hereinafter referred to as the “Agreement”) is made on 25.08.2021 in Kyiv, Ukraine, between:

Limited Liability Company “Ukraine Tower Company”, legal entity duly incorporated, registered and validly existing under the laws of Ukraine, legal entity identification code 44281999, located at: 53 Degtyarivska Street, Kyiv, 03113, Ukraine (hereinafter referred to as the “Lessor”), and

Private Joint Stock Company “Kyivstar”, legal entity duly incorporated, registered and validly existing under the current legislation of Ukraine, legal entity identification code 21673832, located at: 53 Degtyarivska Street, Kyiv, 03113, Ukraine (hereinafter referred to as the “Lessee”), the Lessee and the Lessor are hereinafter jointly referred to as the “Parties”, and each individually as the “Party”.

1. In this Annex No. 1, the Parties have agreed on the following amounts of Rental Fee (“Price List”):

No.	Leased Object		Rental Fee, UAH/month, excluding VAT
1.	Lease Location, area of up to 3.5m2 inclusive on the antenna-mast structure of the Facility and up to 2.5m2 inclusive on the Lessor’s Territory
1.1.	3	lessees and/or users of the Active Infrastructure at the Facility	10,252.00
1.2.	2	lessees and/or users of the Active Infrastructure at the Facility	11,716.00
1.3.	1	lessee at the Facility	14,646.00
2.	Additional Lease Location
2.1.	0.2 m2 of additional area on the antenna-mast structure of the Facility over 3.5 m2		732.00
2.2.	0.5 m2 of additional area on the Lessor’s Territory over 2.5 m2		732.00
3.	Power Transmission Line		1,700.00
4.	All Lease Locations on the antenna-mast structure of the Facility and the Lessor’s Territory		20,065.00
5.	Discount for simultaneous accommodation for 5,000 or more Lease Locations*.		30% of the Rental Fee specified in Clauses 1.1-1.3

*	Note: the discount applies to the entire number of Lease Locations specified in Clauses 1.1.-1.3. of the Price List, if it is equal to or exceeds 5,000 (five thousand) Lease Locations and is applied no earlier than 12 months after the Effective Date of the Agreement. The discount shall be calculated from the 1st day of the month following the month in which the conditions for applying the discount are met.

2.	This Annex No. 1 shall be an integral part of the Agreement and shall enter into force on the date of its signing.

3.	This Annex No. 1 is made in 2 (two) original counterparts of equal legal force, one counterpart for each Party.

IN WITNESS WHEREOF, this Annex No. 1 has been signed by the authorised representatives of the Parties:

For the Lessee:	For the Lessor:

/signature/	/signature/

Name: [***]	Name: [***]
Position: [***]	Position: [***]
Acting on the basis of: [***]	Acting on the basis of: [***]

[***] Portions of this exhibit have been redacted in compliance with Regulation S-K Item 601(a)(6).

Annex No. 2
to Lease Agreement No. 427392 dated 25.08.2021

“Forms of Documents”

This Annex No. 2 (hereinafter referred to as “Annex No. 2”) to Lease Agreement No. 427392 dated 25.08.2021 (hereinafter referred to as the “Agreement”) is made on 25.08.2021 in Kyiv, Ukraine, between:

Limited Liability Company “Ukraine Tower Company”, legal entity duly incorporated, registered and validly existing under the laws of Ukraine, legal entity identification code 44281999, located at: 53 Degtyarivska Street, Kyiv, 03113, Ukraine (hereinafter referred to as the “Lessor”), and

Private Joint Stock Company “Kyivstar”, legal entity duly incorporated, registered and validly existing under the current legislation of Ukraine, legal entity identification code 21673832, located at: 53 Degtyarivska Street, Kyiv, 03113, Ukraine (hereinafter referred to as the “Lessee”), the Lessee and the Lessor are hereinafter jointly referred to as the “Parties”, and each individually as the “Party”.

1.	In this Annex No. 2, the Parties have agreed on the following forms of documents to be used by the Parties in the course of performance of the Agreement on the terms and conditions specified therein:

a.	Acceptance Certificate.

b.	Lease Act.

c.	Utilities Compensation Act.

d.	Example of a scheme for distinguishing between balance sheet ownership of electricity supply, as an appendix to Acceptance Certificates.

1.1.	The form of the Acceptance Certificate is a document according to which the Lessor transfers the Leased Object(s) to the Lessee or the Lessee returns the Leased Object(s) from the Lease under the terms of the Agreement:

………………………………………………………………………………………………………………………….…………………………….…….………………………

Acceptance Certificate

to Lease Agreement No.____dated____20____

____________20___

Limited Liability Company “Ukraine Tower Company”, legal entity duly incorporated, registered and validly existing under the laws of Ukraine, legal entity identification code 44281999, located at: 53 Degtyarivska Street, Kyiv, 03113, Ukraine (hereinafter referred to as the “Lessor”), and

Private Joint Stock Company “Kyivstar”, legal entity duly incorporated, registered and validly existing under the current legislation of Ukraine, legal entity identification code 21673832, located at: 53 Degtyarivska Street, Kyiv, 03113, Ukraine (hereinafter referred to as the “Lessee”), the Lessee and the Lessor are hereinafter jointly referred to as the “Parties”, and each individually as the “Party”, have made this Acceptance Certificate as follows:

1.	In accordance with the terms of the Lease Agreement No. ___ dated “______” 20___ transferred, and ___________ accepted the following Leased Objects:

No.	Number of the Lessor’s Facility	Number of the Lessee’s Facility	Address of the Facility	Leased Object	Price List item in accordance with Annex No. 1 to the Agreement	Quantity

2.	As of the date of signing this Acceptance Certificate, the Leased Objects are in proper and suitable technical condition, which allows them to be used for the Purpose.

3.	_______transferred ______and accepted the following keys to locks, doors and/or cards for access through the security and access control system .

[***] Portions of this exhibit have been redacted in compliance with Regulation S-K Item 601(a)(6).

4.	The scheme for distinguishing between balance sheet ownership of electricity supply is set out in Annex No. 1 to this Acceptance Certificate (in case of lease of the Lease Location together with the Power Transmission Line)

5.	This Acceptance Certificate is made in 2 (two) original copies of equal legal force, one copy for each Party.

IN WITNESS WHEREOF, this Acceptance Certificate has been signed by the authorised representatives of the Parties:

For the Lessee:	For the Lessor:

Name:	Name:
Position:	Position:
Acting on the basis of:	Acting on the basis of:

………………………………………………………………………………………………………………………….…………………………….…….………………………

1.2.	The form of the Lease Act is a document confirming the fact that the Lessee uses the Leased Object in each Settlement Period and on the basis of which the Lessee pays the Rental Fee to the Lessor.

………………………………………………………………………………………………………………………….…………………………….…….………………………

Lease Act

to Lease Agreement No.____dated_________

____________20___

Limited Liability Company “Ukraine Tower Company”, legal entity duly incorporated, registered and validly existing under the laws of Ukraine, legal entity identification code 44281999, located at: 53 Degtyarivska Street, Kyiv, 03113, Ukraine (hereinafter referred to as the “Lessor”), and

Private Joint Stock Company “Kyivstar”, legal entity duly incorporated, registered and validly existing under the current legislation of Ukraine, legal entity identification code 21673832, located at: 53 Degtyarivska Street, Kyiv, 03113, Ukraine (hereinafter referred to as the “Lessee”), the Lessee and the Lessor are hereinafter jointly referred to as the “Parties”, and each individually as the “Party”, have made this Lease Act as follows:

1.	In accordance with the terms and conditions of Lease Agreement No. ___dated __, the Parties hereby confirm that the Rental Fee for the use of the Leased Objects for the Settlement Period from the 1st day of 20 to 20___amounts to:

-	excluding VAT ____ (____) UAH

-	in addition to VAT 20% - ____ (____) UAH

-	including VAT ____ (____) UAH.

2.	A detailed list of the Leased Objects and calculation of the Rental Fee for the Settlement Period under this Lease Agreement is provided in the documents sent by the Lessor to the Lessee in accordance with Clause 6.5.1 of the Agreement.

3.	The Lessee shall pay the Rental Fee in the amount specified in Clause 1 of this Lease Act within 15 (fifteen) calendar days from the date of signing this Lease Act by the authorised representatives of both Parties.

4.	By entering into this Lease Act, the Parties confirm that they have no claims against each other regarding the amount of the Rental Fee for the Settlement Period specified in Clause 1 of this Lease Act, except for the circumstances of reconciliation of the data by the Parties in accordance with Clause 6.5.1 of the Agreement.

5.	This Lease Act is made in two counterparts of equal legal force, one for each Party.

IN WITNESS WHEREOF, this Lease Act has been signed by the authorised representatives of the Parties:

For the Lessee:	For the Lessor:

Name:	Name:
Position:	Position:
Acting on the basis of:	Acting on the basis of:

………………………………………………………………………………………………………………………….…………………………….…….………………………

1.3.	The form of the Utilities Compensation Act is a document that approves the cost of the Utilities consumed by the Lessee and on the basis of which the Lessee pays the Lessor the compensation for the cost of the Utilities consumed.

[***] Portions of this exhibit have been redacted in compliance with Regulation S-K Item 601(a)(6).

………………………………………………………………………………………………………………………….…………………………….…….………………………

Utilities Compensation Act

to Lease Agreement No.____dated____

____________20___

Limited Liability Company “Ukraine Tower Company”, legal entity duly incorporated, registered and validly existing under the laws of Ukraine, legal entity identification code 44281999, located at: 53 Degtyarivska Street, Kyiv, 03113, Ukraine (hereinafter referred to as the “Lessor”), and

Private Joint Stock Company “Kyivstar”, legal entity duly incorporated, registered and validly existing under the current legislation of Ukraine, legal entity identification code 21673832, located at: 53 Degtyarivska Street, Kyiv, 03113, Ukraine (hereinafter referred to as the “Lessee”), the Lessee and the Lessor are hereinafter jointly referred to as the “Parties”, and each individually as the “Party”, have made this Lease Act as follows:

1.	In accordance with Lease Agreement No. ___dated __, the Parties hereby confirm that the cost of Utilities for the Settlement Period from the 1st day of 20 to 20___amounts to:

-	excluding VAT ____ (____) UAH

-	in addition to VAT 20% - ____ (____) UAH

-	including VAT ____ (____) UAH.

2.	The cost of the Utilities consumed by the Lessee shall be confirmed by copies of documents and the relevant calculation provided by the Lessor to the Lessee to confirm the costs incurred by the Lessor for the Utilities (invoices issued by the relevant service provider, owner of the networks and/or territory where the relevant Facility with the Leased Object is located, service acceptance/transfer certificate, meter readings, etc.)

3.	The Lessee shall pay the cost of the Utilities specified in Clause 1 of this Utilities Compensation Act within 15 (fifteen) calendar days from the date of signing this Utilities Compensation Act by the authorised representatives of both Parties.

4.	By concluding this Utilities Compensation Act, the Parties confirm that they have no claims against each other regarding the amount of compensation for the cost of Utilities in the Settlement Period specified in Clause 1 of this Utilities Compensation Act, except for the circumstances of reconciliation of data by the Parties in accordance with Clause 6.11 of the Agreement.

5.	This Utilities Compensation Act is made in two counterparts of equal legal force, one for each Party.

IN WITNESS WHEREOF, this Utilities Compensation Act has been signed by the authorised representatives of the Parties:

For the Lessee:	For the Lessor:

Name:	Name:
Position:	Position:
Acting on the basis of:	Acting on the basis of:

………………………………………………………………………………………………………………………….…………………………….…….………………………

1.4.	Example of a scheme for distinguishing between balance sheet ownership of electricity supply, attached to the Acceptance Certificate for the Lease Locations with the Power Transmission Line, which is powered by the electricity grids of electricity transmission organisations or third parties on whose buildings/land plots the Lessor’s Facilities are located.

[***] Portions of this exhibit have been redacted in compliance with Regulation S-K Item 601(a)(6).

………………………………………………………………………………………………………………………….…………………………….…….………………………

Annex No. 1

to Acceptance Certificate No. _______dated_____ 20_______

This Annex to Acceptance Certificate No.               dated              is made in two counterparts of equal legal force, one for each Party.

IN WITNESS WHEREOF, this Annex to the Acceptance Certificate No.              dated                is signed by the authorised representatives of the Parties.

For the Lessee:	For the Lessor:

Name:	Name:
Position:	Position:
Acting on the basis of:	Acting on the basis of:

………………………………………………………………………………………………………………………….…………………………….…….………………………

2.	This Annex No. 2 shall be an integral part of the Agreement and shall enter into force on the date of its signing.

3.	This Annex No. 2 is made in two original counterparts of equal legal force, one for each Party.

IN WITNESS WHEREOF, this Annex No. 2 has been signed by the authorised representatives of the Parties at the place and on the date first above written.

For the Lessee:	For the Lessor:

/signature/	/signature/

Name: [***]	Name: [***]
Position: [***]	Position: [***]
Acting on the basis of: [***]	Acting on the basis of: [***]